                                                                     EXHIBIT 4.2

                                 [Face of Note]

                             AMERIGAS PARTNERS, L.P.
                             AP EAGLE FINANCE CORP.

                      8-7/8% SERIES B SENIOR NOTE DUE 2011

                                                      No. $_____________________
                                                      CUSIP NO. ________________

         AmeriGas Partners, L.P., a Delaware limited partnership, and AP Eagle Finance Corp., a Delaware corporation, jointly and severally, promise to pay to __________________________ or registered assigns the principal sum of
____________________ Dollars on ____________, 2011

         Interest Payment Dates: May 20 and November 20

         Record Dates: May 5 and November 5

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:
                                                     AMERIGAS PARTNERS, L.P.
                                                     By: AMERIGAS PROPANE, INC.,
                                                         its General Partner

                                    [Seal]                By:__________________


                                                          By:__________________

Certificate of Authentication:                       AP EAGLE FINANCE CORP.

First Union National Bank, as Trustee,
certifies that this is one of the Global Notes
referred to in the within-mentioned Indenture.            By:__________________


By __________________________


     Authorized Signature                                 By:__________________


            Additional provisions of this Note are set forth on the other side of this Note.

            [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Issuers and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)



------------------

(1) This paragraph should be included only if the Note is issued in global form.

                                [Reverse of Note]

                             AMERIGAS PARTNERS, L.P.
                             AP EAGLE FINANCE CORP.

                      8-7/8% SERIES B SENIOR NOTE DUE 2011

            1. Interest. AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), and AP Eagle Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 8-7/8% per annum from August 21, 2001 until maturity. The Issuers will pay interest semiannually on May 20 and November 20 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from August 21, 2001; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 20, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

            4. Indenture. The Issuers issued the Notes under an Indenture, dated August 21, 2001 (the "Indenture"), among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture

Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior general obligations of the Issuers. Subject to compliance with Section 4.8 and the other terms of the Indenture, the Issuers are permitted to issue more notes after the Issue Date under the Indenture in an unlimited amount (the "Additional Notes"). The Additional Notes subsequently issued under the Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

            5. Optional Redemption. The Notes are not redeemable prior to May 20, 2006. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on May 20 of the years indicated below:

                        YEAR                             PERCENTAGE
                        ----                             ----------
                        2006......................        104.438%
                        2007......................        102.958%
                        2008......................        101.479%
                        2009 and thereafter.......        100.000%

            In the event that, on or prior to May 20, 2004, the Partnership consummates a public offering of its Capital Stock (other than Redeemable Capital Stock), then within 90 days of the consummation of such public offering the Partnership, at its option, may use the net proceeds of such public offering to redeem Notes at 108.875% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date; provided, however, that at least 67% of the Notes originally issued, together with any Additional Notes, shall be outstanding immediately after such redemption. Only one redemption may be made pursuant to the provision described in this paragraph.

            6. Special Mandatory Redemption. If the Acquisition has not been consummated prior to the Special Mandatory Redemption Event, then the Issuers shall redeem or cause to be redeemed, all outstanding Notes within 15 days following the Special Mandatory Redemption Event, at a redemption price equal to 101% of the principal thereof, plus accrued and unpaid interest to the redemption date.

            7. Notice of Redemption. Other than in connection with a Special Mandatory Redemption, notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in multiples of $1,000. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Issuers shall default in the payment of the redemption price or accrued interest).

            Upon the occurrence of a Special Mandatory Redemption, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder, with a copy to the Trustee and Paying Agent; provided that failure to provide timely notice of a Special Mandatory Redemption to the Holders, Trustee or the Paying Agent shall not affect the Issuers' obligation to effect a Special Mandatory Redemption, or the amount of the Issuers' obligation on the Notes.

            8. Change of Control. In the event of a Change of Control of the Partnership, the Issuers shall be required to make an offer to purchase all or any portion of each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

            9. Asset Sale Offer. In the event of certain Asset Sales, the Issuers may be required to make an Asset Sale Offer to purchase all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest to the Purchase Date.

            10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Partnership and Finance to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of their respective properties or assets, the ability of the Partnership or its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

            11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

            12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Issuers, the Trustee nor any Agent shall be affected by notice to the contrary.

            13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Issuers at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes.

Without the consent of any Holder, the Issuers may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

            15. Defaults and Remedies. An event of default generally is: default by the Issuers for 30 days in payment of interest on the Notes; default by the Issuers in payment of principal of or premium, if any, on the Notes; default by the Issuers in the deposit of any optional redemption payment when due and payable; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Issuers for 45 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Issuers; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to either of the Issuers or their Significant Subsidiaries, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Issuers must furnish an annual compliance certificate to the Trustee.

            16. Trustee Dealings with Issuers. First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

            17. No Recourse Against Others. A director, officer, employee, agent, manager, interest holder or stockholder, as such, of the Issuers, shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            The obligations of the Issuers under the Indenture and the Notes will be non-recourse to the General Partner and the Operating Partnership (and their respective Affiliates (other than the Issuers)), and payable only out of the cash flow and assets of the Issuers. The Trustee has, and each Holder of a Note, by accepting a Note will be deemed to have, agreed in the Indenture that neither the General Partner nor its assets nor the Operating Partnership nor its assets (nor any of their respective affiliates (other than the Issuers)) nor their respective assets, shall be liable for any of the obligations of the Issuers under the Indenture or the Notes. In addition, neither the Partnership nor the Holders of Notes will have any right to require the Operating Partnership to make distributions to the Partnership.

            18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

            19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

            20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: AmeriGas Partners, L.P., 460 North Gulph Road, King of Prussia, Pennsylvania 19406,
Attention: Secretary.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


--------------------------------------------------------------------------------
(Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (Print or type assignee's name, address and zip code)

and irrevocably appoint
as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Your Signature:
              ----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Date:
            ------------------------

Signature Guarantee:
                    ----------------------------------------------------

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

            Section 4.16  [     ]   Section 4.17  [     ]

            If you want to have only part of this Note purchased by the Issuers pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount (in integral multiples of $1,000):

$


Date:                                           Signature:
            --------------------------                     -------------------------------------------------------------------------
                                                (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                      ----------------------------------------------------------

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE*


The following exchanges of a part of this Global Note for Definitive Notes have been made:

                      Amount of decrease in       Amount of increase in      Principal Amount of this       Signature of authorized
                    Principal Amount of this    Principal Amount of this    Global Note following such    officer of Trustee or Note
Date of Exchange           Global Note                 Global Note            decrease (or increase)               Custodian
----------------           -----------                 -----------            ----------------------               ---------

------------------
*   This should be included only if the Note is issued in global form.